Exhibit 10.15

EMPLOYEE AGREEMENT

TO:	Robert Sousa	As of July 30, 2002

          This Employee Agreement (the “Agreement”) is intended to state the terms of your employment with Pine Tree Holdings, Inc. (the “Company”). The Company hereby agree with you as follows:

1.	Position and Responsibilities.

            1.1          You shall serve as President of the Company, a wholly owned subsidiary of Country Road Communications, LLC (“Country Road”), and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate as appropriate and necessary in connection with such employment. You shall report to the CEO of Country Road.

             1.2          You will, to the best of your ability, devote your full time (as described in Exhibit A) and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to perform such duties as may be assigned to you by or on authority of the Company’ Boards of Directors from time to time.

1.3 You will duly, punctually, and faithfully perform and observe any and all rules and regulations that the Company may now, or shall hereafter, establish governing the conduct of its business.

1.4 The Company will provide you the same indemnification rights as are afforded all officers and directors of the Company with respect to your duties and responsibilities described herein.

2.	Term of Employment.

             2.1          The term of this Agreement shall be for the term set forth on Exhibit A, annexed hereto, commencing on July 30, 2002. Your employment with the Company may be terminated at any time as provided herein.

2.2 The Company shall have the right, on written notice to you, to terminate your employment:

(a)	immediately at any time for Cause (as hereinafter defined); or

(b)
at any time without Cause; provided that if your termination is without Cause, the Company shall (i) pay you all salary accrued but unpaid as of the termination date, and (ii) within ninety (90) days following termination, pay you a lump-sum amount equivalent to twelve months month’s Base Salary (as defined in Exhibit A), and any accrued bonus, less applicable taxes and other required withholdings and any amounts you may owe to the Company.

2.3 For purposes of Section 2.2, the term “Cause” shall mean:

(a)
your failure or refusal to perform the services specified herein, or to carry out any reasonable and lawful directions of the Board of Directors of the Company with respect to the services to be rendered, or the manner of rendering such services by you;

(b)	conviction of a felony;

(c)	fraud or embezzlement involving the assets of the Company, its customers, suppliers, or affiliates, or other dishonest act or deliberate attempt to injure the Company;

(d)	gross negligence or willful misconduct;

(e)
inability for a continuous period of at least ninety (90) days in the aggregate during any 360 day period to perform duties hereunder due to a physical or mental disability that is incapable of reasonable accommodation under applicable law, including but not limited to the Americans with Disabilities Act of 1990, as amended; or

(f)	breach of any term of this Agreement.

Any dispute, controversy, or claim arising out of; in connection with, or in relation to this definition of “Cause” shall be settled by arbitration as provided in the Agreement.

              2.4          You shall have the right to terminate this Agreement upon not less than sixty (60) days’ prior written notice to the Company.

3.         Compensation. Except as otherwise provided in this Agreement, you shall receive the compensation and benefits set forth on Exhibit A hereto for all services to be rendered by you hereunder.

4.         Other Activities During Employment. You hereby agree that during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, co-venturer, stockholder, or other proprietor owning directly or indirectly more than one percent (1%) interest in any firm, corporation, partnership, trust, association, or other organization that is engaged in the acquisition or operation of rural telephone Company in direct geographical competition with the Company or Country Road, or any other line of business engaged in by the Company or Country Road (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a “Prohibited Enterprise”). You hereby represent that you are not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

5.          Former Employers. You represent and warrant that your employment by the Company will not conflict with, and will not be constrained by, any prior or current employment or consulting agreement, or any other relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment agreement, consulting agreement, or relationship which, in your best judgment, would be utilized in connection with your employment by the Company.

6.          Proprietary Information and Inventions. You agree to execute, deliver, and be bound by the provisions of the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

7.          Post-Employment Activities.

             7.1           For a period of one (1) year (or for a lesser period should the Company so determine) after the termination or expiration, for any reason, of your employment with the Company hereunder (the “Non-Compete Period”), absent the Company’ prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the one (1) year immediately preceding such termination or expiration, nor render services similar or reasonably related to those which you shall have rendered hereunder during such one (1) year, for any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly geographically compete with) the Company (a “Direct Competitor”) in any line of business engaged in or under development by the Company; nor shall you entice, induce, or encourage, directly or indirectly, any of the Company’ other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement, or this Section 7. As used in this Section 7.1, the term “any line of business engaged in or under development by the Company” shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

             7.2           During the Non-Compete Period, you agree that you will not, directly or indirectly: (i) attempt to contact, recruit, or solicit any customers of the Company; (ii) enter into any agreement with any party to recruit or solicit such customers; (iii) request any customers of the Company to curtail or cancel their business with the Company; (iv) induce any employee of the Company to leave the Company’ employment; (v) assist any other person or entity in requesting or inducing any such employee of the Company to leave such employment; (vi) induce or attempt to induce any employee of the Company to join with you in any capacity, direct or indirect; or (vii) disclose to anyone or publish or use any names of any customers of the Company or any proprietary, secret, or confidential information of the Company (which, for the purposes hereof, shall be as described or defined in the Proprietary Information and Inventions Agreement).

8.          Remedies. Your obligations under the provisions of Sections 5, 6, and 7 of this Agreement shall survive the expiration or termination of your employment (whether through your resignation or otherwise). You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate, and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

9.          Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger, or consolidation, and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law.

10.        Interpretation. IT IS THE INTENT OF THE PART1E.S THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

11.        Notices. Any notice which the Company are required to or may desire to give you shall be given by personal delivery, or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery, or by registered or certified mail, return receipt requested, addressed to the Company at their principal offices, or at such other offices as the Company may from time to time designate in writing. The date of personal delivery or the date of making any notice under this Section shall be deemed to be the date of delivery thereof.

12.        Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

13.        Complete Agreement; Amendments. This Agreement, including Exhibits A, and B, attached hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or employment agreements with the Company, or any affiliate, agent, officer, or representative thereof. Any amendment to this Agreement, or waiver by the Company of any right hereunder, shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Boards of Directors of the Company.

14.        Headings. The headings of the Sections hereof are inserted for convenience and shall not be deemed to constitute a part hereof, or to affect the meaning of this Agreement in any way.

15.        Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one agreement.

16.        Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, excluding its conflict of law principles.

17.        Independent Advice. You hereby acknowledge that you have been advised of the opportunity available to you to seek and obtain the advice of legal counsel and financial advisors of your own choosing prior to and in connection with your execution of this Agreement. In addition, you hereby affirm that you have either obtained such advice or knowingly and willingly decided to forego the opportunity to avail yourself of such advice.

18.        Arbitration. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, or concerning the respective rights or obligations of the parties, the parties agree to try in good faith to settle the dispute, controversy or claim for a period of at least thirty (30) days from receiving written notice of the nature of the dispute. Within ten (10) days after such written notice is received, or by mutual agreement, one or more representatives of each of the parties shall meet at the Company offices to attempt to amicably resolve the dispute. In the event that any such dispute, controversy or claim is not resolved in such time, the parties agree to submit the matter to arbitration administered by the American Arbitration Association in accordance with its then existing Commercial Arbitration Rules. The arbitration shall take place before a single arbitrator in the Borough of Manhattan, New York, New York, and in no other place. The decision of the arbitrator in the matter shall be final and binding upon the parties and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties agree that the arbitrator may award (i) compensatory damages and reasonable attorneys’ fees and expenses to the prevailing party in such arbitration, but shall have no authority to award punitive, consequential, indirect, incidental or special damages, and (ii) any equitable remedy including specific performance or injunctive relief, that the arbitrator deems appropriate. Except as required by law, the parties and an arbitrator shall keep the existence, content and results of any arbitration hereunder strictly confidential and shall not disclose such existence, content or results without the prior written consent of all parties involved. The arbitration provision contained in this Section 18 does not prevent any party from seeking injunctive relief from a court in order to preserve the status quo or from bringing suit in a court to enforce any arbitration award. To the extent such remedies are sought, any and all proceedings arising out of this agreement shall be brought in the State or Federal Courts of the State of New York located in the Borough of Manhattan, and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such proceedings.

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If you are in agreement with the foregoing, please sign your name below, whereupon this Agreement shall become binding in accordance with their terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

Very truly yours,

PINE TREE HOLDINGS, INC.

	By:	/s/ Thomas Mendenhall
	Title:	VP

Accepted and Agreed:

/s/ Robert Souza
Robert Souza

EXHIBIT A

EMPLOYMENT TERM, COMPENSATION, AND BENEFITS
OF
ROBERT SOUSA

1.
Term. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be the period starting July 30, 2002, through and including July 29, 2007 (the “Anniversary Date”). The employment term will be automatically extended in one-year increments unless terminated in writing at least ninety (90) days prior to the Anniversary Date by either party.

2.
Principal Place of Business. Your principal location will be Portland, Maine, with travel to various locations as directed by the Company from time to time. You will be on the Company’ payroll, and subject to the employment practices and benefits of the Company.

3.	Compensation.

	(a)	Base Salary. Your Base Salary shall be $114,000.00 per annum, payable in accordance with the Company’ payroll policies.

(b)
Bonus. You will be eligible for an annual target bonus between twenty percent (20%) and fifty percent (50%) of your Base Salary (the “Bonus”). The criteria upon which such Bonus will be based, and the determination of the amount of the Bonus will be made by the Company’ Boards of Directors in their sole discretion.

(c)
Incentive Share Purchase. Pursuant to an Incentive Share Purchase Agreement, you shall be issued 200,000 Series C shares representing membership interests in Country Road, on terms and conditions approved by Country Road’s Board of Directors.

4.
Vacations. You shall be entitled to a total of three (3) weeks paid vacation/sick time, in addition to paid holidays for New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the following Friday, Christmas and Christmas Eve, all in accordance with the Company policies, as they may change from time to time.

5.
Insurance and Benefits. You shall be eligible for participation in all health and insurance benefit plans that may be established by the Company, or which the Company are required to maintain by law. You shall also be entitled to participate in any employee benefit programs which the Company may establish for its key employees or for its employees generally, including, but not limited to other insurance policies, bonuses, and stock purchase or option plans.

6.
Automobile Allowance. The Company shall provide you with an automobile for business and personal use. Reimbursement for insurance, maintenance and other expenses will be in accordance with the Company’ policies, as may be changed from time to time.

7.	Full Time. To be entitled to the benefits described in the Agreement to which this Exhibit is annexed and incorporated, you shall devote 100% of your working time to the Company.

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

To:	Pine Tree Holdings, Inc.	As of July 30, 2002

             The undersigned, in consideration of and as a condition of my services to you and/or to Company which you own, control, or are affiliated with, or their successors in business (collectively, the “Company”), hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement between myself and the Company, dated July 30, 2002):

              1.            Confidentiality. I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company’ benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data, or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce, or in any way allow any such trade secrets, confidential information, knowledge, data, or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

             2.            Conflicting Employment; Return of Confidential Material. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting, or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all property, records, materials, equipment, drawings, documents, and data of the Company which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

             3.             Assignment of Inventions.

                             3.1    I hereby acknowledge and agree that the Company are the owner of all Inventions. In order to protect the Company’ rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title, and interest in and to all Inventions to the Company.

                       3.2     For purposes of this Agreement, “Inventions” shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

                       3.3     Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company’ equipment, supplies, facilities, or trade secret information (“Personal Invention”) is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

          4.          Disclosure of Inventions. I agree that in connection with any Invention, I will promptly disclose such Invention to my immediate superior at the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

          5.          Patents and Copyrights; Execution of Documents.

                       5.1     Upon request, I agree to assist the Company or their nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit, patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or their nominee. I agree to perform such lawful acts as the Company deem to be necessary to allow it to exercise all right, title, and interest in and to such patents and copyrights.

                       5.2     In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or their nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, or assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company’ or its nominee’s interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or their nominee to any of the foregoing.

          6.          Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings, flowcharts, and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

          7.          Prior Inventions. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my association with the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

          8.          Other Obligations. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company’ obligations.

          9.          Trade Secrets of Others. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge, or data acquired by me in confidence or in trust prior to my services to the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous client, employer, or others. I agree not to enter into any agreement either written or oral in conflict herewith.

          10.         Modification. I agree that any subsequent change or changes in my duties, salary, or compensation, or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

          11.         Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger, or consolidation, and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by me, except by operation of law.

          12.         Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

          13.         Notices. Any notice which the Company are required to or may desire to give me shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to me at my address of record with the Company, or at such other place as I may from time to time designate in writing. Any notice which I am required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at their principal offices, or at such other offices as the Company may from time to time designate in writing. The date of personal delivery or the date of making any notice under this Section 13 shall be deemed to be the date of delivery thereof.

          14.         Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

          15.         Complete Agreement, Amendments. This Agreement, including the foregoing Employment Agreement and Exhibits thereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon written authorization of the Company’ Boards of Directors.

          16.         Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof, or to affect the meaning hereof in any way.

          17.         Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

          18.         Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding its conflict of law principles.

          19.         Independent Advice. I hereby acknowledge that I have been advised of the opportunity available to me to seek and obtain the advice of legal counsel and financial advisors of my own choosing prior to and in connection with my execution of this Agreement. In addition, I hereby affirm that I have either obtained such advice, or knowingly and willingly decided to forego the opportunity to avail myself of such advice.

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          Upon the execution of this Agreement by the parties below, this Agreement shall become binding in accordance with its terms.

EMPLOYEE

/s/ Robert Souza
Robert Souza
Accepted and Agreed:

PINE TREE HOLDINGS, INC.

By:	/s/ Thomas Mendenhall

AMENDMENT TO EMPLOYEE AGREEMENT

          This amendment is entered into as of October 31, 2008 by and between Robert Souza (the “Employee”) and Pine Tree Holdings, Inc. (the “Company”).

          WHEREAS, the Company is a wholly-owned subsidiary of Otelco Inc. (“Otelco”);

          WHEREAS, the Employee and the Company are parties to an employee agreement dated as of July 30, 2002 (the “Employment Agreement”);

          WHEREAS, the Employee and the Company desire to amend the Employment Agreement;

          NOW THEREFORE, in consideration of the premises, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee and the Company agree to amend the Employment Agreement as follows:

1.	Base Salary. The Base Salary shall be $165,000.

2.
Position and Responsibilities. The Employee shall serve as Otelco’s Vice President of Operations, New England Division. As such, the Employee shall have duties and responsibilities commensurate with such position and such other duties and responsibilities as may from time to time be assigned to or vested in the Employee by the Company’s board of directors, the Company’s Chief Executive Officer or the President of Mid-Maine Communications, Inc.

3.
Special Bonus. The Employee shall be entitled to receive a special one-time bonus (the “Special Bonus”) payable on or about December 31, 2012 (the “Special Bonus Date”), in an amount equal to 50% of the Base Salary; provided that the Special Bonus shall not be payable if (i) the Employee terminates the Employment Agreement prior to the Special Bonus Date or (ii) the Company terminates the Employment Agreement with Cause prior to the Special Bonus Date.

          Except as amended hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this amendment as of the date first written above.

PINE TREE HOLDINGS, INC.

By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

EMPLOYEE

/s/ Robert Souza
Robert Souza

December 16, 2008

Memorandum

For:	Mr. Rob Souza
Vice President

From:	Curtis Garner, CFO

Re:	Otelco Employment Agreement and IRS Section 409A Compliance

Dear Rob:

In order to comply with recent changes to the final Treasury Regulations issued under Internal Revenue Code Section 409A, your employment agreement must be amended by December 31, 2008. Unless amended, the severance payment set forth in your employment agreement will be subject to the 409A rules covering deferred compensation. In order to avoid the application of the 409A deferred compensation rules ,your agreement will need to be amended ensure that by its terms any severance payments must be paid under any set of facts by March 15 of the year following your termination.

Currently, the agreement provides that severance amounts will be paid within 90 days following termination. In order to satisfy the payment deadline under the terms of the agreement to be exempt under 409A, the 90 day time frame must be shortened to 70 days. As you will see, this change is only a benefit to you in that the window for payment by the company is simply shortened from 90 to 70 days. I have attached a copy of your agreement for your reference. Failure to amend the agreement by December 31, 2008, could subject your agreement to the requirements imposed under 409A and noncompliance with those rules could result in the amounts being subject to an additional 20% penalty tax.

Please sign and return to me by December 31, 2008, this letter evidencing your agreement with the following amendment to your employment agreement dated July 30th, 2002:

Mr. Rob Souza
December 16, 2008

Section 2.2(b) is amended to read as follows:

“(b)     at any time without Cause; provided that if your termination is without Cause, the Company shall (i) pay you all salary accrued but unpaid as of the termination date, and (ii) within seventy (70) days following termination, pay you a lump-sum amount equivalent to twelve months Base Salary (as defined in Exhibit A), and any accrued bonus, less applicable taxes and other required withholdings and any amounts you may owe to the Company.”

Otelco Inc.
/s/ Curtis L. Garner
Curtis L. Garner Chief Financial Officer

I hereby agree to the above amendment to my employment agreement.

/s/ Robert Souza	December 31, 2008
Robert Souza